UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2011

China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

Building#26, No. 1388 Zhangdong Road Zhangjiang Hi-tech Park Shanghai, China (Address of principal executive offices)	201203 (Zip Code)

Registrant’s telephone number, including area code (86) 021 2028-1866

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On November 25, 2011, the Registrant’s wholly-owned subsidiary, CER Energy Recovery (Yangzhou) Co., Ltd. (“CER Yangzhou”), entered into a guaranty contract with Zhenjiang Clean Energy Co., Ltd. (“Zhenjiang Clean”) and China Guangdong Nuclear Energy Saving Business Development Co., Ltd. (“CGN Energy”) in connection with Zhenjiang Clean’s contract with CGN Energy to supply equipment and engineering services for a 800kt/a sulfuric acid waste heat recovery project (the “Project Contract”).

According to the guaranty contract, CER Yangzhou has agreed to provide CGN Energy with an unconditional and irrevocable guarantee with joint responsibility to ensure that Zhenjiang Clean fulfills the duties and responsibilities under the Project Contract. The scope of guaranty includes the contract amount of RMB 29 million (approximately $4.54 million), along with any penalties or damages imposed on CGN, plus all expenses incurred by CGN in order to realize its rights under the Project Contract, including, but not limited to, legal fees.

Under the terms of the guaranty, CGN Energy must first realize compensation from the mortgage on Zhenjiang Clean’s equipment used in the production line for the project and the guarantee of Jiangsu SOPO (Group) before seeking compensation from CER Yangzhou.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: November 29, 2011	By:	/s/ Qinghuan Wu
Qinghuan Wu,
Chief Executive Officer